UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013 (July 8, 2013)

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On July 8, 2013, the Company announced that William J. Lynch, Jr. has resigned from the Company’s Board of Directors, effective immediately. On July 8, 2013, the Company also announced that Mr. Lynch has resigned as Chief Executive Officer of the Company, effective immediately. In connection with his resignation, Mr. Lynch will receive the severance benefits provided for in his employment agreement with the Company.

Additionally, on July 8, 2013, the Company announced the promotion of (i) Chief Financial Officer Michael P. Huseby to Chief Executive Officer of NOOK Media LLC and President of the Company; (ii) Vice President, Corporate Controller Allen W. Lindstrom to Chief Financial Officer of the Company; and (iii) Vice President, Corporate Development Kanuj Malhotra to Chief Financial Officer of NOOK Media LLC.

A copy of the press release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release of Barnes & Noble, Inc., dated July 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: July 12, 2013	By:	/s/ Allen W. Lindstrom
		Name:	Allen W. Lindstrom
		Title:	Chief Financial Officer

Barnes & Noble, Inc.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Barnes & Noble, Inc., dated July 8, 2013.